Exhibit 21.1

List of Direct and Indirect Subsidiaries of Clearview Hotel Trust, Inc.

Legal Name	State of Organization

Clearview Hotel Initial Limited Partner, LLC	Delaware
Clearview Hotel Operating Partnership, L.P.	Delaware
Clearview Holdco 1, LLC	Delaware
Clearview New Orleans, LLC	Delaware
Clearview East Lansing, LLC	Delaware
Clearview Tampa, LLC	Delaware
Clearview Jackson, LLC	Delaware
Clearview Philadelphia, LLC	Delaware
Clearview Greensboro, LLC	Delaware
Clearview Holdco 2, LLC	Delaware
Clearview Albuquerque, LLC	Delaware
Clearview Columbus, LLC	Delaware
Clearview Anchorage, LLC	Delaware
Clearview Harrisburg, LLC	Delaware
Clearview Rochester, LLC	Delaware
Clearview Birmingham, LLC	Delaware
Clearview Santa Monica, LLC	Delaware
Clearview El Paso Airway, LLC	Delaware
Clearview El Paso International, LLC	Delaware
Clearview Hotel TRS, Inc.	Delaware
Clearview El Paso International Lessee, LLC	Delaware
Clearview East Lansing Lessee, LLC	Delaware
Clearview Santa Monica Lessee, LLC	Delaware
Clearview Rochester Lessee, LLC	Delaware
Clearview Anchorage Lessee, LLC	Delaware
Clearview Jackson Lessee, LLC	Delaware
Clearview Greensboro Lessee, LLC	Delaware
Clearview Tampa Lessee, LLC	Delaware
Clearview Albuquerque Lessee, LLC	Delaware
Clearview El Paso Airway Lessee, LLC	Delaware
Clearview Birmingham Lessee, LLC	Delaware
Clearview Philadelphia Lessee, LLC	Delaware
Clearview Harrisburg Lessee, LLC	Delaware
Clearview New Orleans Lessee, LLC	Delaware
Clearview Columbus Lessee, LLC	Delaware